EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-266885 on Form S-3 and Registration Statement No. 333-279142 on Form S-8 of our reports dated February 12, 2025, relating to the financial statements of Urban Edge Properties and the effectiveness of Urban Edge Properties’ internal control over financial reporting appearing in the Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP
New York, New York
February 12, 2025